UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2015

KITE REALTY GROUP TRUST

KITE REALTY GROUP, L.P.

(Exact name of registrant as specified in its charter)

Maryland	001-32268	11-3715772
Delaware	333-202666-01	20-1453863
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

30 S. Meridian Street
Suite 1100
Indianapolis, IN 46204
(Address of principal executive offices) (Zip Code)

(317) 577-5600
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

First Amendment to Fourth Amended and Restated Credit Agreement

On March 12, 2015, Kite Realty Group Trust (the “Company”), Kite Realty Group, L.P. (the “Operating Partnership”) and certain of the Operating Partnership’s subsidiaries entered into the First Amendment (the “Amendment”) to the Fourth Amended and Restated Credit Agreement (the “Amended Credit Agreement”), dated as of July 1, 2014, by and among the Operating Partnership, KeyBank National Association, as Administrative Agent (the “Agent”), and the other lenders party thereto.  As previously disclosed, certain subsidiaries of the Operating Partnership (collectively, the “Subsidiary Guarantors”) have guaranteed payment and performance of the Operating Partnership’s obligations under the Amended Credit Agreement pursuant to a Third Amended and Restated Guaranty, dated as of July 1, 2014 (the “Guaranty”). Pursuant to the Amendment, the Agent has agreed to release any Subsidiary Guarantor from the Guaranty upon receipt from the Operating Partnership of notice that the Company or Operating Partnership has received an investment grade credit rating and certification that the applicable Subsidiary Guarantor is not liable (or will not continue to be liable) with respect to any unsecured indebtedness, provided that no default or event of default exists or would arise as a result of such release (the “Release Conditions”). The Amendment also provides that, following such notification from the Operating Partnership any subsidiary of the Operating Partnership that becomes liable with respect to any unsecured indebtedness must be made a guarantor under the Guaranty.

On March 17, 2015, in accordance with the terms of the Amendment, the Agent delivered a letter to the Company acknowledging that the Release Conditions have been satisfied and that the Agent, for itself and on behalf of the other lenders, has released all of the Subsidiary Guarantors from any and all liabilities or obligations under the Guaranty.  In light of the foregoing, there are currently no subsidiary guarantors of the Operating Partnership’s obligations under the Amended Credit Agreement.

In addition to the foregoing, the Amendment also changes the calculation of unsecured debt interest expense, which is used for purposes of calculating the unsecured debt interest coverage ratio, to be the actual interest expense incurred.  Previously, unsecured debt interest expense was the greater of the actual interest expense incurred and an implied expense based on an assumed 6.0% interest rate.

The foregoing summary is not complete and is qualified in its entirety by reference to the copy of the Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1

First Amendment to Fourth Amended and Restated Credit Agreement, dated as of March 12, 2015, by and among Kite Realty Group Trust, Kite Realty Group, L.P., certain subsidiaries of Kite Realty Group, L.P., KeyBank National Association, as Administrative Agent, and the other lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

KITE REALTY GROUP TRUST

Date: March 18, 2015	By:	/s/ Daniel R. Sink

Daniel R. Sink
Executive Vice President and
Chief Financial Officer

KITE REALTY GROUP, L.P.

	By:	Kite Realty Group Trust, its sole general partner

	By:	/s/ Daniel R. Sink

Daniel R. Sink
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1

First Amendment to Fourth Amended and Restated Credit Agreement, dated as of March 12, 2015, by and among Kite Realty Group Trust, Kite Realty Group, L.P., certain subsidiaries of Kite Realty Group, L.P., KeyBank National Association, as Administrative Agent, and the other lenders party thereto.